UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/13/2007

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

405 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On July 13, 2007, The Bancorp, Inc. ("Bancorp") entered into a Purchase and Assumption Agreement with BankFirst, a South Dakota banking corporation, to acquire substantially all of the assets of BankFirst's "Stored Value Solutions" business. The business to be acquired includes stored value card, automated teller machine sponsorship and credit and debit card merchant processing businesses. The stored value (or prepaid) card business, which is the principal business, provides customized and secure program development and prepaid card issuing services to national stored value card program managers. The purchase price is $60,560,000, payable $12,112,000 through delivery of shares of Bancorp common stock (valued at the average closing price of Bancorp's common stock during the 30 trading days prior to closing) plus $48,448,000 in cash. Bancorp has deposited $1.0 million in escrow as an earnest money deposit. The Purchase and Assumption Agreement contains customary representations, warranties, covenants and closing conditions, including the condition that Bancorp receive all necessary regulatory and other approvals (principally approval of the FDIC under the Bank Merger Act). If such approvals are not obtained, the earnest money deposit will be returned to Bancorp. Bancorp expects that substantially all of the current employees of the Stored Value Solutions business will remain with the business. The Purchase and Assumption Agreement may be terminated if the transaction has not closed by September 30, 2007, subject to Bancorp's right to extend that date to January 31, 2008 if Bancorp is proceeding in good faith to obtain all necessary regulatory approvals and to satisfy all other closing conditions.

As part of the transaction, the parties have entered into a Transition Services Agreement to provide an orderly transition of the Stored Value Solutions business from BankFirst to Bancorp. Bancorp has also agreed, in a separate registration rights agreement, to register the common stock it will issue, as described above, under the Securities Act of 1933, as amended, and any applicable state securities laws. Bancorp has also agreed to take over the premises in Sioux Falls, South Dakota currently leased by BankFirst and used, in part, for the Stored Value Solutions business, and to sublease a portion of those premises to BankFirst for its continuing operations.

There was no material relationship between Bancorp and its affiliates and BankFirst and its affiliates prior to execution of the Purchase and Assumption Agreement, and the related documents.

Attached as Exhibit 99.1 is a press release filed by Bancorp on July 17, 2007.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bancorp, Inc.

Date: July 19, 2007	By:	/s/ Martin F. Egan
Martin F. Egan
Chief Financial Officer, Senior Vice President and Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release